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                                                                       EXHIBIT 1

                           Joint Filing Agreement


         The undersigned agree that this Schedule 13D dated February 15, 1996 relating to limited partnership assignee units of Growth Hotel Investors II, a California limited partnership, shall be filed on behalf of the undersigned.


Dated: February 15, 1996



                                        Cayuga Associates L.P.
                                        By: Cayuga Capital Corp.,
                                            its general partner


                                        By: Michael L. Ashner
                                            --------------------------
                                            Michael L. Ashner
                                            President




                                        Carl C. Icahn
                                        ------------------------------
                                        Carl C. Icahn


[Signature page to Growth Hotel Investors II
 Schedule 13D Joint Filing Agreement]